UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 04, 2006 (December 31, 2005)

Date of Report (Date of earliest event reported)

EGPI FIRECREEK, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-32507	88-0345961
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6564 Smoke Tree Lane

Scottsdale, AZ 85253

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (480) 948-6581

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

As previously reported on Form 8-K, dated December 21, 2005, Gregg Fryett, Peter Fryett, and Charles Alliban were each removed as officers of the Registrant. On December 31, 2005 greater than a majority of the shareholders, or approximately 57% of the issued and outstanding shares of common stock, consented to the removal of Gregg Fryett, Peter Fryett, and Charles Alliban as directors of the Registrant.

It is prior noted in a current report on Form 8-K, that on November 22, 2005 greater than a majority of the Board of Directors of the Registrant approved a corporate restructuring and reorganization resulting in, among other things, certain changes to the executive offices and staff positions and the creation of certain committees (the “Reorganization”). The Reorganization became effective on November 30, 2005 and is intended to more effectively align the Company in anticipation of growth in its domestic and international oil production.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

EGPI FIRECREEK, INC. (formerly Energy Producers, Inc.)
By:	/s/ Dennis R. Alexander Chairman and Chief Financial Officer

January 4, 2006

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